UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	November 6, 2014

ESCALADE, INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Indiana

(State or Other Jurisdiction of Incorporation)

0-6966	13-2739290
(Commission File Number)	(IRS Employer Identification No.)

817 Maxwell Avenue, Evansville, Indiana	47711
(Address of Principal Executive Offices)	(Zip Code)

(812) 467-1200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On November 6, 2014, the Board of Directors of Escalade, Incorporated (“Escalade”) decided to consolidate Escalade’s finance and accounting department. As a result of that consolidation, Deborah J. Meinert, Escalade’s current Vice President Finance, Chief Financial Officer, and Secretary, will cease to be employed by Escalade effective as of the end of Escalade’s current fiscal year on December 27, 2014. Ms. Meinert’s departure does not impact or in any way relate to the financial statements or reporting of Escalade or its subsidiaries.

(c) Escalade also announced that Stephen R. Wawrin, 41, will assume the role of Escalade’s Vice President Finance and Chief Financial Officer upon Ms. Meinert’s departure at fiscal year end. Since 2008, Mr. Wawrin has served as Vice President—Finance, Escalade Sports. He joined Escalade in 2005, and previously served as Corporate Controller for Escalade. Mr. Wawrin has no family relationship with any other executive officer or director of Escalade. Mr. Wawrin has not been involved in any related party transaction with Escalade.

A copy of Escalade’s November 10, 2014 press release announcing the above is attached hereto as Exhibit 99.1.

In connection with Mr. Wawrin’s promotion to Chief Financial Officer, Mr. Wawrin will be provided the following:

•	Annual base salary of $150,000, subject to annual review and increases by Escalade’s Compensation Committee of its Board of Directors for 2015 and future years;

•	Annual cash bonus and equity awards, based on company and personal performance, and subject to full discretion of Escalade’s Compensation Committee of its Board of Directors; and

•	Participation in Escalade’s health and welfare plans, consistent with company policy.

(e) In connection with Ms. Meinert’s departure, she and Escalade entered into the Agreement and Release attached hereto as Exhibit 10.1. The material terms of this Agreement provide that: (a) Escalade will pay to Ms. Meinert her salary through the end of her employment, plus all incentives that may be earned through such date; (b) additional payments equal to her salary at the time of termination for a period of six months, less FICA, Medicare, federal, state and local taxes; (c) if Ms. Meinert elects to exercise her COBRA rights, Escalade will pay COBRA premiums on her behalf for six months; (d) Escalade will accelerate the vesting of all equity incentive awards previously made to her; (d) Ms. Meinert has agreed to certain covenants in favor of Escalade, including a one year non-competition provision; and (e) Ms. Meinert and Escalade have mutually released the other from any potential claims, except as otherwise provided in the agreement.

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Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

Exhibit	Description

10.1	Agreement and Release dated November 11, 2014 by and between Deborah J. Meinert and Escalade, Incorporated*

99.1	Press release dated November 12, 2014

* Denotes management contract.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Escalade, Incorporated has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2014	ESCALADE, INCORPORATED

By: /s/ ROBERT J. KELLER
Robert J. Keller, President and Chief Executive Officer

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